Exhibit 3.22

State of Florida
IN GOD WE TRUST
Department of State
I certify the attached is a true and correct copy of Articles of Organization of HOSTGATOR.COM LLC, a limited liability company, organized under the laws of the State of Florida, filed on September 2, 2004, effective September 2, 2004, as shown by the records of this office.
The document number of this company is L04000065545.
Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Third day of July, 2012
Ken Detzuer
Secretary of State
GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST
CR2E022 (1-11)

Electronic Articles of Organization For Florida Limited Liability Company Article I	L04000065545 FILED 8:00 AM September 02, 2004 Sec. Of State jbryan

The name of the Limited Liability Company is:

HOSTGATOR.COM LLC

Article II

The street address of the principal office of the Limited Liability Company is:

9964 ROBIN’S NEST ROAD

BOCA RATON, FL. 33496

The mailing address of the Limited Liability Company is:

9964 ROBIN’S NEST ROAD

BOCA RATON, FL. 33496

Article III

The purpose for which this Limited Liability Company is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The name and Florida street address of the registered agent is:

WILLIAM M SHAHEEN

3351 NW BOCA RATON BLVD.

BOCA RATON, FL. 33431

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: WILLIAM M. SHAHEEN

Article V The name and address of managing members/managers are: Title: MGRM BRENT C OXLEY 9964 ROBIN’S NEST ROAD BOCA RATON, FL. 33496	L04000065545 FILED 8:00 AM September 02, 2004 Sec. Of State jbryan
Article VI The effective date for this Limited Liability Company shall be: 09/02/2004 Signature of member or an authorized representative of a member Signature: WILLIAM M. SHAHEEN